                                                                     EXHIBIT 13



STATE OF NEW YORK )
                   )ss.:
COUNTY OF NEW YORK )

         On the 12 day of July, in the year one thousand nine hundred and ninety-four, before me personally came Marjorie Greenspan to me known, who being by me duly sworn, did depose and say: that he/she resides in New York; that he/she is the Vice President of BANKERS TRUST COMPANY, the corporation described in and which executed the above instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and he/she signed his/her name thereto by like order.

                                   /s/ Allison O. Taylor
                                  -----------------------
                                       Notary Public

                                  Allison O. Taylor
                                  Notary Public, State of New York
                                  No. 31-5008595
                                  Qualified in New York County
                                  Commission Expires February 22, 1995


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                      NEW YORK STATE ELECTRIC & GAS CORPORATION
                      -----------------------------------------
                           EMPLOYEE BENEFIT TRUST AGREEMENT
                           --------------------------------

         AGREEMENT made as of July 1, 1994, by and between NEW YORK STATE ELECTRIC & GAS CORPORATION (the "Corporation"), as Grantor, and BANKERS TRUST COMPANY, a New York Banking Corporation, as Trustee. As used in the Agreement, "Corporation" shall include New York State Electric & Gas Corporation and any successor thereto.

                                     WITNESSETH:
                                     -----------

         WHEREAS, the Corporation adopted a Deferred Compensation Plan for Salaried Employees, effective as of January 1, 1978, for the benefit of certain employees to permit deferral of their compensation, which plan was subsequently amended to also permit deferral of awards under the Corporation's Annual Executive Incentive Compensation Plan ("AEICP"); and

         WHEREAS, the Corporation adopted a Performance Share Deferred Compensation Plan, effective as of August 2, 1991, for the benefit of employees who participate in the Corporation's Performance Share Plan to permit the deferral of cash awards made pursuant to said plan; and

         WHEREAS, the Corporation has entered into, and intends to enter into, certain deferred compensation agreements with past, existing and future employees pursuant to the Deferred Compensation Plan for Salaried Employees and the Performance Share Deferred Compensation Plan (collectively, the "Deferred Compensation Agreements"); the deferred compensation agreements covering deferred compensation (but not AEICP awards) under the Deferred Compensation Plan for Salaried Employees are hereinafter referred to as "Salaried Employee Deferred Compensation Agreements"; and


         WHEREAS, the Corporation adopted a Supplemental Executive Retirement Plan, effective as of September 7, 1984, to provide certain retirement benefits to eligible employees; and

         WHEREAS, the Corporation has entered into an Employment Agreement dated January 19, 1994 with James A. Carrigg (hereinafter, the "Carrigg Employment Agreement"), which provides in Section 10.1(A) thereof for certain severance payments to be made by the Corporation to Mr. Carrigg in the event of certain terminations of his employment by the Corporation (hereinafter, the "Carrigg Severance Benefits"); and

         WHEREAS, the Corporation has entered into, and intends to enter into, certain severance agreements (hereinafter, the "Officer Severance Agreements") with existing and future Senior Vice Presidents and Vice

Presidents of the Corporation, which provide (or will provide) in Section 6.1(A) for severance payments in the event of certain terminations of employment (hereinafter, collectively with the Carrigg Severance Benefits, the "Severance Benefits"); and

         WHEREAS, the Deferred Compensation Plan for Salaried Employees, the Performance Share Deferred Compensation Plan, the Deferred Compensation Agreements, the Supplemental Executive Retirement Plan, the Carrigg Employment Agreement and the Officer Severance Agreements (such plans and agreements each as amended and as may be amended from time to time being sometimes hereinafter called, collectively, the "Plans") provide for the payment of certain deferred compensation, retirement benefits and Severance Benefits (together, hereinafter, the "Benefits") to participating employees (or their beneficiaries in the event of their death before full payment of the Benefits); and

         WHEREAS, the Corporation has incurred and will incur liability under the terms of the Plans with respect to the participating employees (sometimes called, until their respective Benefits have been completely paid, the "Participants");

         WHEREAS, the amount and timing of payment of the Benefits to Participants and their beneficiaries are specified in the Plans and other documents executed by the Participants pursuant to the Plans designating beneficiaries and/or timing of payment of Benefits ("Participant Designations"); and

         WHEREAS, the Corporation is hereby establishing a trust (the "Trust") for the purpose of accumulating assets to assist it in fulfilling its obligations under the Plans, to which Trust the Corporation is transferring, and will in the future transfer, cash and/or other property acceptable to the Trustee, and any such contributions together with earnings (including income and appreciation) thereon (hereinafter called the "Trust Fund") shall be held in trust, subject only to the claims of the Corporation's creditors in the event of the Corporation's becoming Insolvent (as defined in Section 5.1 hereof), until the entire Trust Fund has been paid to Participants (or their beneficiaries) in such manner and at such times as specified in the Plans and Participant Designations; and

         WHEREAS, the Corporation desires that the Trustee hold and administer all assets transferred to the Trust by the Corporation and the Trustee is willing to hold, administer and dispose of such assets pursuant to the terms of this Agreement; and

         WHEREAS, it is the intention of the parties that this Trust shall not affect the status of the Plans as unfunded plans (within the meaning of Revenue Procedure 92-64) maintained to provide deferred compensation (including retirement benefits) for salaried employees and certain severance benefits for a select group of management or highly compensated employees; and

         WHEREAS, it is the intention of the Corporation to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plans;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the Corporation and the Trustee hereby agree as follows:

                                          I.

                                ESTABLISHMENT OF TRUST

         1.1 The Trust hereby established is revocable by the Corporation; it shall become irrevocable upon a Change in Control, as defined herein.

         1.2 The Trust is intended to be a grantor trust, of which the Corporation is the grantor, within the meaning of subpart E, part I, subchapter J, Chapter

1, subtitle A of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), and shall be construed accordingly.

         1.3 The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Corporation by the Trustee in trust and shall be used exclusively for the uses and purposes of Participants (and their beneficiaries) and the Corporation's general creditors as herein set forth. Participants and their beneficiaries shall have no preferred claim on any assets of the Trust. Any rights created under the Plans shall be mere unsecured contractual rights of Participants and their beneficiaries against the Corporation. Any assets held by the Trust will be subject to the claims of the Corporation's general creditors under federal and state law, if the Corporation shall become Insolvent, as defined in Section 5.1 hereof.

         1.4 ADMINISTRATOR. (a) The Corporation hereby designates Towers, Perrin, Forster & Crosby, Inc., subject to its acceptance, at the Administrator under this Trust (the "Administrator"). Except for records dealing solely with the Trust, contributions to the Trust, and its investments, earnings and disbursements, which shall be maintained by the Trustee, the Administrator shall maintain all the records contemplated by the Plans and Participant Designations, and make all determinations of Benefits to be paid from the Trust to any Participant.

              (b) Upon the establishment of the Trust or as soon thereafter as practicable, the Corporation shall report to the Administrator all of the information necessary to determine the Benefits payable to or with respect to each Participant (which, in the case of the Severance Benefits, shall be the Benefits payable in the event of an assumed immediate qualifying termination of employment) in accordance with the Plans and Participant Designations, including any Benefits payable after each Participant's death and the properly designated beneficiary (if any) of any Benefits payable hereunder with respect to any such deceased Participant. Thereafter, and until the occurrence of any Change in Control (as defined in Section 2.5 hereof) of the Corporation, the Corporation shall regularly (at least annually as of the end of each calendar year) revise and update such information and report it to the Administrator. After the occurrence of a Change in Control, the Corporation shall promptly revise and update such information (i) as

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of the date of such Change in Control and (ii) as of the end of each calendar year following such Change in Control. The Corporation shall report such revised and updated information to the Administrator within the twenty (20) days following the date of the Change in Control or the respective calendar year-end, as the case may be. In the event that the Administrator fails to receive revised and updated information from the Corporation as provided in this paragraph (b), the Administrator may rely and act upon the latest information received from the Corporation, without any duty of further inquiry. However, if the Administrator has reason to believe that any part or all of the existing information is no longer accurate and decides in good faith not to rely and act upon such information, the Administrator shall be under no obligation to take any action with respect to such information or with respect to acquiring updated information.

              (c) If Towers, Perrin, Forster & Crosby, Inc. or any subsequently designated Administrator does not accept its designation as Administrator or accepts such designation and subsequently resigns, a new Administrator shall be designated. If the need for such a designation arises prior to a Change in Control, the

Corporation shall make the designation. If the need for such a designation arises after a Change in Control, the designation shall be made by the Corporation with the written consent of at least forty percent (40%) of the Participants (or in the event of the death of a Participant, his or her beneficiary). An Administrator may resign by written notice to the Corporation and the Trustee, which resignation shall be effective ninety (90) days after receipt of such notice by both the Corporation and the Trustee, unless both the Corporation and the Trustee agree otherwise. Notwithstanding the foregoing provisions of this paragraph (c), any Administrator which resigns shall continue to serve until its successor Administrator accepts the appointment. Any successor Administrator shall be independent of the Corporation and its actuarial expertise, stature and reputation shall be at least substantially similar to that of Towers, Perrin, Forster & Crosby, Inc. The Administrator shall be reimbursed by the Trustee for its reasonable expenses incurred in connection with the performance of its duties hereunder (and the Trustee shall use the assets of the Trust Fund for such purpose unless the Trustee has been promptly reimbursed by the Corporation for such expenses) and shall be paid reasonable fees determined in accor-dance with Section 8.2 from the Trust Fund for the performance of such duties, to the extent such expenses and fees are not paid directly by the Corporation to the Administrator.

              (d) The Administrator shall not be liable for any act taken or omitted to be taken hereunder if taken or omitted to be taken by it in good faith. The Administrator shall also be fully protected in relying upon any notice given hereunder which it in good faith believes to be genuine and executed and delivered in accordance with this Trust.

              (e) The Administrator may consult with legal counsel to be selected by it, and the Administrator shall not be liable for any action taken or suffered by it in accordance with the advice of such counsel.

              (f) The Corporation agrees to indemnify and hold harmless on an after-tax basis the Administrator from and against any and all damages, losses, claims or expenses (including expenses of investigation and reasonable fees and disbursements of counsel to the Administrator) arising out of or in connection with the performance by the Administrator of its duties hereunder, unless it is determined, in a final adjudication, to have been guilty of willful misconduct or gross negligence in the performance (or non-performance) of such duties. Any amount payable to the Administrator under this paragraph (f) and not previously paid directly by the Corporation shall be paid by the Trustee from the Trust Fund promptly upon demand therefor by the Administrator. In the event that payment is made hereunder to the Administrator from the Trust Fund, the Trustee shall promptly notify the Corporation in writing of the amount of such payment. The Corporation agrees that, upon receipt of such notice, it will deliver to the Trustee to be held in the Trust an amount in cash (or in marketable securities or in some combination thereof) equal to any payments made from the Trust Fund to the Administrator pursuant to this paragraph (f). The failure of the Corporation to transfer any such amount shall not in any way impair the right of the Administrator to indemnification, reimbursement and payment pursuant to this paragraph (f).

                                         II.

                                   FUNDING OF TRUST

         2.1 The Corporation hereby deposits with Trustee in trust the sum of One Thousand Dollars ($1,000), which becomes the initial principal of the Trust to be held, administered and disposed of by Trustee as provided in this Agreement. The Corporation, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property acceptable to the Trustee with the Trustee in trust to augment the principal to be held, administered and disposed of by Trustee as provided in this Agreement. Neither Trustee nor any Participant or beneficiary shall have any right to compel such additional deposits.

         2.2 Upon a Change in Control, the Corporation shall, as soon as possible, but in no event later than forty-five (45) business days following the Change in Control, make a contribution (which contribution shall be, except as otherwise provided in Section 6.2 hereof, an irrevocable contribution) to the Trust in an amount which (when aggregated with the assets then held by the Trust, valued at their then fair market value) is equal to (i) the present value of the Benefits to which Participants or their beneficiaries would be entitled pursuant to the terms of the Plans and Participant Designations as of the date on which the Change in Control occurred (which, in the case of the Severance Benefits, shall be deemed to be the Benefits payable in the event of an assumed immediate qualifying termination of employment), plus (ii) a reasonable estimated amount for the Trust's expenses during its term (such estimate not to exceed one percent (1%) of such present value). The sum of the amounts described in items (i) and (ii) of the immediately preceding sentence is hereinafter called the "Required Funding Amount." The Corporation hereby authorizes and directs its chief executive officer, and its chief financial officer, or either of them acting alone, to contribute the Required Funding Amount without the further approval of the Board of Directors (the "Board"). Immediately after the Corporation makes such contribution, the Corporation shall provide the Administrator with copies of all Plans and Participant Designations, to the extent not previously provided, and other information used in the Corporation's calculation of the Required Funding Amount, as well as its worksheets for such calculation.

         2.3 Following the end of each calendar year which ends after a Change in Control has occurred, unless Trust Fund assets shall have previously been returned to the Corporation pursuant to Section 6.2 hereof or the Trust shall have previously terminated pursuant to Section 6.1 or Article XIII hereof, the Administrator shall recalculate the Required Funding Amount as if such Change in Control had occurred at the end of such calendar year. Not later than sixty
(60)
days after each such calendar year-end, the Trustee shall give notice to the Corporation and the Administrator as to the fair market value of assets then held in the Trust as of such calendar year-end. Not later than the later of (i) seventy-five (75) days after each such calendar year-end or (ii) thirty
(30) days after the delivery of all reasonably required, revised and updated information by the Trustee and the Corporation, the Administrator shall give notice to the Trustee and the Corporation of (i) such recalculated Required Funding Amount, (ii) the additional payment to the Trustee (if any) required from the Corporation by the following sentence, and (iii) all information required to be set forth in any currently-required Payment Schedule described in Section 4.2 hereof. If such recalculated Required Funding Amount exceeds the fair market value of the assets then held in the Trust, the Corporation shall promptly (and in no event later than the later of ninety (90) days from the respective calendar year-end or five days after receipt of information from the Administrator pursuant to the preceding sentence) pay to the Trustee an amount in cash (or marketable securities or any combination thereof) equal to such excess. The Corporation hereby authorizes and directs its chief executive officer, and its chief finan-cial officer, or either of them acting alone, to make such additional contributions without the further approval of the Board.

         2.4 For the purpose of determining the amount of the Corporation's contributions under Sections 2.2 and 2.3 hereof, the present value of Benefits under the Supplemental Executive Retirement Plan and Section 7 of the Salaried Employee Deferred Compensation Agreements shall be determined using the 1983 Group Annuity Mortality Table and an interest rate equal to the yield on a l0-Year Treasury Constant Maturity Bond. For purposes of the preceding sentence, the applicable yield on a 10-Year Treasury Constant Maturity Bond shall be the yield published by the Federal Reserve for the last business day immediately preceding (a) the Change in Control or (b) the most recent January 1 following such Change in Control, whichever produces the higher present value. The present value of Benefits under the Deferred Compensation Plan for Salaried Employees and the Performance Share Deferred Compensation Plan and related Deferred Compensation Agreements (other than Benefits under Section 7 of the Salaried Employee Deferred Compensation Agreements) shall be the total amount of each deferred compensation account, including accrued interest. The present value of Severance Benefits shall be the total Severance Benefits payable upon n assumed immediate qualifying termination of employment as of the Change in Control, in the case of a determination under Section 2.2 hereof, or the most recent December 31, in the case of a determination under Section 2.3 hereof.

         2.5  CHANGE IN CONTROL.

              (a) For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs (i), (ii), (iii) or (iv) shall have been satisfied:

                   (i) the Corporation enters into an agreement, the consummation of which would result in the occurrence of a "Transfer" (as defined in Section 2.5(b) hereof);

                   (ii)    the Corporation or any Person (as defined in Section
         2.5 (c) hereof) publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Transfer;

                   (iii) any Person (x) is or becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"), directly or indirectly, (y) discloses directly or indirectly to the Corporation (or publicly) a plan or intention to become the Beneficial Owner, directly or indirectly, or (z) makes a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to securities to become the Beneficial Owner, directly or indirectly, of securities of the Corporation representing 9.9% or more of the combined voting power of the Corporation's then outstanding securities; or

                   (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Change in Control has occurred.

              (b) A "Transfer" shall be deemed to have occurred if the conditions set forth in any one of the following paragraph (i), (ii), (iii) or
(iv) shall have been satisfied:

                   (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Cor-poration or its affiliates) representing 25% or more of the combined voting power of the Corporation's then outstanding securities; or

                   (ii) during any period of two consecutive years (not including any period prior to the date of this Agreement), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Corporation to effect a transaction described in paragraph (i), (iii) or (iv) of this Section 2.5(b)) whose election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

                   (iii) the shareholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than (i) a merger or consolidation which would re-sult in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, at least 60% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement recapitalization of the Corporation (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Corporation's then outstanding securities; or

                   (iv) the shareholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all the Corporation's assets.

              (c) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (i) the Corporation or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation.

              (d) The Corporation shall notify the Trustee of the occurrence of a Change in Control or Transfer, and the Trustee may rely on such notice or on any other actual notice, satisfactory to the Trustee, of such a change or transfer which the Trustee may receive.

         2.6 Notwithstanding anything else to the contrary contained herein, the Trustee shall be responsible only for contributions actually received by it hereunder, and shall have no responsibility for determining the sufficiency, amount or calculation of any contribution required hereunder.

                                         III.

                                DISPOSITION OF INCOME

         During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested, to the extent that it is not used by Trustee to make payments or distributions required by this Agreement.

                                         IV.


                            PAYMENTS TO PLAN PARTICIPANTS

         4.1 After the Trust Fund is funded pursuant to Section 2.2 and/or the second sentence of Section 2.1 hereof, the Trustee shall from time to time, in accordance with the Payment Schedules then in effect (and, in the event of funding pursuant to the second sentence of Section 2.1 hereof, written instructions of the Corporation given prior to any Change in Control), make distributions or payments out of the Trust Fund, in cash or in property, to such persons, in such manner and in such amounts as are set forth in the most recent Payment Schedule provided to the Trustee under Section 4.2 hereof (or such written instructions), but only to the extent that there are sufficient assets in the Trust Fund to make such distributions or payments.

         4.2 Concurrently with each delivery of the Corporation's contribution pursuant to Section 2.3 hereof (and as soon as possible, but not later than 30 days, after delivery of the Corporation's contribution pursuant to Section 2.2 hereof), the Administrator shall deliver to the Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Participant (and his or her beneficiaries), the form in which such amounts are to be paid and the time for payment of such amounts. Concurrently, the Administrator shall also deliver a copy of such Payment Schedule to the Corporation and shall deliver a copy of the portion thereof relating to each respective Participant to such Participant. Additionally, whenever a Participant's death, a Participant's termination of employment, a Participant's revision of his or her Participant Designations or other circumstances require a change in the portion of the Payment
Schedule respecting such Participant, the Corporation and the affected Participant shall each have the right to notify the Administrator of such circumstances. Upon receiving such notice from either the Corporation or such Participant, the Administrator shall within ten (10) days deliver to the Trustee, the Corporation and such Participant, an appropriately revised
Payment Schedule. Upon the receipt of such revised Payment Schedule, except as otherwise provided in Article V hereof, the Trustee shall make payments to the Participants and their beneficiaries in accordance with the

Payment Schedule (or relevant portion thereof) most recently received, provided, however, that any revised Payment Schedule delivered to the Trustee shall not be effective until ten (10) days after such Payment Schedule has been received by the Trustee. The Trustee may rely on any Payment Schedule or withholding instructions delivered to Trustee by the Administrator. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that the Administrator instructs the Trustee in writing to withhold from any distribution or payment to a Participant or beneficiary hereunder, and shall pay amounts so withheld to the appropriate taxing authorities.

         4.3 In the event that a Participant (or a beneficiary in the event of a Participant's death) or the Corporation reasonably believes that the most recent Payment Schedule does not properly reflect the amount payable to such Participant or beneficiary (or the time or form of payment), such Participant (or beneficiary) or the Corporation shall be entitled to deliver to the Administrator a written notice of any objections to the Payment Schedule (the "Notice of Objections") within ten (10) business days of receipt thereof; provided, however, that the objector shall also deliver (within the same time period) a copy of such Notice of Objections (i) to the Trustee and (ii) if the objector is the Participant, to the Corporation, or, if the objector is the Corporation, to the Participant. Any Notice of Objections shall set forth payment instructions including the amounts believed to be due under the terms of the Plans and Participant Designations. If such Participant or beneficiary (but not the Corporation) delivers a Notice of Objections to the Administrator pursuant to the first sentence of this Section 4.3 (together with satisfactory proof of delivery of said Notice of Objections to the Corporation) and the Corporation does not deliver to the Administrator and the Trustee a responsive Notice of Objections to the Participant's Notice of Objections within ten (10) business days after receipt by the Administrator of the Participant's Notice of Objections and the Participant after consultation with the Administrator does not rescind its Notice of Objections within said ten
(10) business day period, the Administrator shall certify to the Trustee and the Corporation the payment instructions with respect to such Participant's Benefits as set forth in the Participant's Notice of Objections and the Trustee shall make payment in accordance therewith, to the extent that there are sufficient assets in the Trust

Fund to make such payments. Except as otherwise provided herein, if the Corporation either delivers an initial Notice of Objections to the Administrator pursuant to the first sentence of this Section 4.3 or delivers a responsive Notice of Objections during the ten (10) business days referred to in the immediately preceding sentence, the Trustee shall initially make payments to such Participant in accordance with the Corporation's Notice of Objections (to the extent that there are sufficient assets in the Trust Fund to make such payments), which payments shall be on account of Benefits finally determined under the respective Plans and Participant Designations in accordance with Article XIV hereof. In the event that the Administrator reasonably determines that any Notice of Objection submitted by the Corporation has not been made in good faith, the Administrator shall promptly, but no later than ten (10) days after receipt of said Notice of Objection, inform the affected Participant or Participants, the Corporation and the Trustee of this determination, and the Trustee shall make payments to each affected Participant in accordance with the provisions of this Section as if the Corporation's Notice of Objection had not been filed, subject to final deter-mination of Benefits in accordance with Article XIV hereof.

         4.4 Nothing in this Agreement shall relieve the Corporation of its obligation to pay the Benefits as and when due under the Plans. The Corporation may make payment of Benefits directly to Participants or their beneficiaries as they become due under the terms of the Plans. The Corporation shall notify the Trustee and the Administrator of its decision to make payment of Benefits directly by delivering a revised Payment Schedule to the Trustee and the Administrator at least ten (10) days prior to the time amounts are payable to Participants or their beneficiaries (or, in the case of Severance Benefits, no later than the fifth (5th) day after the relevant qualifying termination of employment). In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of Benefits in accordance with the terms of the Plans, the Corporation shall make the balance of each such payment as it falls due. The Trustee shall notify the Corporation when, principal and earnings are not sufficient, and shall only make payments or distributions to the extent that there are sufficient assets in the Trust Fund. Distributions made from the Trust Fund to Participants (or their beneficia-

ries) shall, to the extent of such distributions, satisfy the Corporation's obligation to pay Benefits to such Participants (or their beneficiaries) under the Plans.

         4.5 In the event that either (i) the Corporation or the Administrator delivers a written notice to the Trustee that there has been a final determination by the Internal Revenue Service or a court of competent jurisdiction, which determination in not appealable or the time for appeal or protest of which has expired, or (ii) the Administrator, having received written requests for such action from three or more Participants (or their beneficiaries), makes a written request to the Trustee that the Trustee obtain an opinion of tax counsel and the Trustee receives a substantially unqualified opinion of tax counsel selected by the Trustee, (the reasonable fees and disbursements of such tax counsel to be paid by the Corporation or, if not promptly paid by the Corporation, to be paid by the Trustee with assets of the Trust Fund) which determination determines, or which opinion opines, that any Participant (or beneficiary) is subject to Federal income taxation on amounts held in Trust hereunder prior to the distribution to the Participant (or beneficiary) of such amounts, the Trustee shall, on receipt by the Trustee of such opinion or notice of such determination, pay to such Participant (or beneficiary) the portion of the Trust Fund allocable to the Benefits (other than Severance Benefits which have not yet become due and payable) of such Participant (or beneficiary), and, to the extent of such payment, the Corporation's obligation to the Participant (or beneficiary) for his or her Benefits under the Plans shall be cancelled. The Trustee shall be advised in writing by the Administrator as to the amount(s) to be allocated and paid to each such Participant (or beneficiary), the time(s) of the payment of such amount(s), and the valuation date(s) to be used in determining the assets then remaining in the Trust
Fund, which amount(s), time(s) and date(s) shall be determined in the discretion and good faith of the Administrator, in order to provide as prompt a distribution of such Participant's (or beneficiary's) total Benefits (other than Severance Benefits which have not yet become due and payable) as is practicable. The Corporation and the Trustee shall co-operate fully and promptly with the Administrator to provide the information needed for the Administrator's determinations (and which, in the case of the Trustee, is in the Trustee's possession). The aggregate amount paid to each such Participant (or beneficiary) shall be the lesser of (i) the present value of the

Benefits of such Participant (or beneficiary) which then remain unpaid (other than Severance Benefits which have not yet become due and payable) or (ii) such Participant's (or beneficiary's) pro-rata portion of the assets of the Trust Fund then remaining, based on the ratio of the present value of the Participant's (or beneficiary's) Benefits which then remain unpaid to the present value of all such unpaid Benefits (excluding from such ratio all Severance Benefits which have not yet become due and payable). Such present values shall be determined in accordance with Section 2.4 hereof. Notwithstanding anything else contained herein to the contrary, Trustee shall have no duty or obligation to make any determinations as to whether amounts held in the Trust are taxable to any Participant (or beneficiary) other than requesting an opinion of tax counsel pursuant to the terms of this Section 4.5.

                                          V.


                                TRUSTEE RESPONSIBILITY

                         IF THE CORPORATION BECOMES INSOLVENT

         5.1 Trustee shall cease payment of Benefits to Participants and their beneficiaries if the Corporation becomes Insolvent. The Corporation shall be considered to be "Insolvent" for purposes of this Agreement if (i) the Corporation is unable to pay its debts as they become due, or (ii) the Corporation is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

         5.2 At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of general creditors of the Corporation under federal and state law as set forth below.

              (a) The Chief Executive Officer of the Corporation shall have the duty to inform Trustee in writing of the Corporation's Insolvency. If a person claiming to be a creditor of the Corporation alleges in writing to Trustee that the Corporation has become Insolvent, Trustee shall determine whether the Corporation is Insolvent and, pending such determination, Trustee shall discontinue payment of Benefits to Participants or their beneficiaries.

              (b) Unless Trustee has actual knowledge of the Corporation's Insolvency, or has received notice from the Corporation or a person claiming to be a creditor alleging that the Corporation is Insolvent, Trustee shall have no duty to inquire whether the Corporation is insolvent. Trustee may in all events rely on such evidence concerning the Corporation's solvency as may be furnished to Trustee which provides Trustee with a reasonable basis for making a determination concerning the Corporation's solvency.

              (c) If at any time Trustee has determined that the Corporation is Insolvent, Trustee shall discontinue payments to Participants (and their beneficiaries) and shall hold the assets of the Trust for the benefit of the Corporation's general creditors, to be distributed only as a court of competent jurisdiction, or duly appointed receiver or other person authorized to act by such a court, may direct. Nothing in this Agreement shall in any way diminish any rights of Participants or their beneficiaries to pursue their rights as general creditors of the Corporation with respect to Benefits due under the Plans or otherwise.

              (d) Trustee shall resume the payment of Benefits to Participants (and their beneficiaries) in accordance with Article IV of this Agreement only after Trustee has determined that the Corporation in not Insolvent (or is no longer Insolvent).

         5.3 Provided that there are sufficient assets, if Trustee discontinues the payment of Benefits from the Trust pursuant to Section 5.2 hereof and subsequently determined that the Corporation is not Insolvent (or is no longer Insolvent), then, upon request, the Administrator shall prepare (and the Corporation shall promptly comply with the Administrator's reasonable requests for information in connection with such preparation) and deliver a revised Payment Schedule to the Trustee which shall take into account the aggregate amount of all payments due to Participants (and their beneficiaries) under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made to Participants and their beneficiaries by the Corporation in lieu of the payments provided for hereunder during any such period of discontinuance.

                                         VI.

PAYMENTS TO THE CORPORATION

         6.1 Except as provided in this Article, and Articles V and XIII, after the Trust has become irrevocable, the Corporation shall have no right to receive, and no power to direct Trustee to return to the Corporation or to divert to others, any of the Trust assets before the later to occur of (i) the data on which payment of all Benefits under the Plans to Participants and their beneficiaries has been completed pursuant to the terms of the Plans and
(ii) the date the "Change in Control Protective Period" (to defined in the Carrigg

Employment Agreement and the officer Severance Agreements) expires. Upon receipt by Trustee of a notice under Section 13.1 hereof that (i) the Participants (and their beneficiaries) are no longer entitled to receive Benefits pursuant to the Plans (all payments of such Benefits having been completed) and (ii) the Change in Control Protective Period has expired, this Agreement and Trust shall terminate and any remaining Trust Fund assets shall be returned to the Corporation. With respect to the calculation by the Administrator of the revised Required Funding Amount as of the end of any year which occurs before the expiration of the Change in Control Protective Period, if any Participant whose employment with the Corporation was terminated during such year and who had previously entered into an Officer Severance Agreement (or the Carrigg Employment Agreement, in the case of James A. Carrigg) shall have confirmed to the Administrator by a signed writing that such Participant no longer has any claim or right to his or her Severance Benefits, the Administrator shall delete such Severance Benefits from the calculation of the revised Required Funding Amount. In the event that termination of employment was by reason of death of the Participant, said confirmation shall be made by a representative of the es-tate. As soon an practicable after receipt by Trustee of the calculation of the revised Required Funding Amount, the Trustee shall return any Trust Fund assets which exceed the revised Required Funding Amount to the Corporation. As soon as practicable after the expiration of the Change in Control Protective Period, the Administrator (i) shall request all necessary information from the Corporation and the Trustee to calculate a revised Required Funding Amount as of the day immediately following such expiration (and the Corporation and the Trustee shall promptly provide such information), and (ii) shall advise the Trustee of such revised Required Funding Amount. As soon as practicable after receipt of such advice, the Trustee shall return any Trust Fund assets which exceed the revised Required Funding Amount to the Corporation.

         6.2 In the event the Corporation delivers an amount to the Trustee upon a Change in Control pursuant to Section 2.2 hereof, the Trust Fund (except for the initial $1,000 contribution by the Corporation) may (in the Trustee's sole discretion) be returned to the Corporation one (1) year after such delivery to the Trustee unless a Transfer shall have occurred during such one (1) year period; provided, however, that in the event that the Transfer would require that the Corporation's shareholders approve a merger or consolidation described in Section 2.5(b)(iii) hereof, such Trust Fund may (in the Trustee's sole discretion) be returned to the Corporation three (3) years after such delivery to the Trustee unless the merger or consolidation shall have been consummated during such three (3) year period. Such one (1) or three (3) year period shall be begun anew (thus postponing any such discretionary return of Trust Fund assets) in the event of any subsequent Change in Control occurring during such initial period or any subsequent period.

                                         VII.

                    POWERS, DUTIES AND RESPONSIBILITY OF TRUSTEES

         7.1 All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Participants or their beneficiaries.

         7.2 Notwithstanding any other provision hereof, the Trust Fund shall be held, invested and reinvested by the Trustee only in cash or marketable securities in accordance with this Section 7.2. The Trustee shall use its good faith efforts to invest or reinvest from time to time all or such part of the Trust Fund as it believes prudent under the circumstances (taking into account, among other things, anticipated cash requirements for the payment of Plan Benefits) in either one or a combination of the following investments:

              (i) investments in direct obligations of the United States of America or agencies of the United States of America or obligations unconditionally and fully guaranteed as to principal and interest by the United States of America; and

              (ii) investments in negotiable certificates of deposit issued by a commercial bank organized and existing under the laws of the United States of America or any state thereof having a combined capital and surplus of at least $1,000,000,000;

provided, however, that the Trustee shall not be liable for any failure to maximize the income earned on that portion of the Trust Fund as is from time to time invested or reinvested as set forth above, nor for any loss of income or principal due to liquidation of any investment which the Trustee, in its sole discretion, believes necessary to make payments or to reimburse expenses under the terms of this Agreement.

         7.3 Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Corporation or the Administrator which is in conformity with the terms of this Agreement and is given in writing by the Corporation or Administrator. In the event of a dispute, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

         7.4 If Trustee undertakes or defends any litigation arising in connection with this Trust, the Corporation agrees to indemnify Trustee on an after-tax basis against Trustee's costs, expenses and liabilities (including, without limitation, reasonable attorneys' fees and expenses) relating thereto and to be primarily liable for such payments unless the Trustee is determined, in a final adjudication, to have been guilty of willful misconduct or gross negligence in the performance (or non-performance) of its duties under the Trust. If the Corporation does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may pay such costs, expenses and liabilities with assets of the Trust.

         7.5 Trustee may consult with legal counsel (who may also be counsel for the Corporation generally) with respect to any of its duties or obligations hereunder, and the reasonable fees and expenses of such legal counsel will be paid by the Corporation, provided that if the Corporation does not promptly pay such fees and expenses, the Trustee may pay such fees and expenses with assets of the Trust.

         7.6 Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder, and the reasonable fees and expenses of such professionals shall be paid by the Corporation, provided that if such fees and expenses are not promptly paid by the Corporation, the Trustee may pay such fees and expenses with assets of the Trust.

         7.7 Subject to Sections 7.1 and 7.2 hereof, the Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein.

         7.8 Subject to Sections 7.1 and 7.2 hereof, but in amplification of (and not in limitation of) the powers given in Section 7.7 hereof, the Trustee shall have the following powers and authority in the administration of the Trust
Fund:

              (a) To invest all contributions, investments, and reinvestments thereof and all additions thereto by way of contributions, earnings and increments.

              (b) To sell for cash or on credit, to grant options, convert, redeem, exchange for other securities or other property, or otherwise to dispose of any securities or other property at any time held.

              (c) To settle, compromise or submit to arbitration, any claims, debts or damages, due or owing to or from the Trust, to commence or defend suits or legal proceedings and to represent the Trust in all suits or legal proceedings.

              (d) To exercise any conversion privilege and/or subscription right available in connection with any securities or other property at any time held; to oppose or to consent to the reorganization, consolidation, merger, or readjustment of the finances of any corporation, company or association or to the sale, mortgage, pledge or lease of the property of any corporation, company or association any of the securities of which may at any time be held and to do any act with reference thereto, including the exercise of options, the making of agreements or subscriptions, which may be deemed necessary or advisable in connection therewith, and to hold and retain any securities or other property so acquired.

              (e) To exercise, personally or by general or by limited power of attorney, any right, including the right to vote, appurtenant to any securities or other property held at any time.

              (f) To borrow money from any lender in such amounts and upon such terms and conditions as shall be deemed advisable or proper to carry out the purposes of the Trust and to pledge any securities or other property for the repayment of any such loan.

              (g) To hold cash uninvested for a reasonable period of time under the circumstances without liability for interest, pending investment thereof or the payment of expenses or making distributions therewith.

              (h) To register any securities held hereunder in the name of the Trustee or in the name of a nominee with or without the addition of words indicating that such securities are held in a fiduciary capacity and to hold any securities in bearer form.

              (i) To make, execute and deliver, as Trustee, any and all conveyances, contracts, waivers, releases or other instruments in writing necessary or proper for the accomplishment of any of the foregoing powers.

              (j) Subject to the express provisions of this Agreement, to invest and reinvest all or any portion of the Trust Fund collectively through the medium of any common, collective or commingled trust fund that may be established and maintained by the Trustee, subject to the instrument or instruments establishing such trust fund or funds and with the terms of such instrument or instruments, as from time to time amended, being incorporated into this Agreement to the extent of the equitable share of the Trust Fund in any such common, collective or commingled trust fund.

                                        VIII.


                    TAXES, TRUSTEE AND ADMINISTRATOR COMPENSATION

         8.1 The Trustee shall pay out of the Trust Fund all taxes of any and all kinds levied or assessed under existing or future laws against the Trustee in its capacity as such or against the Trust Fund.

         8.2 The Trustee and the Administrator shall be paid such reasonable compensation as shall from time to time be agreed upon by each of them with the Corporation; provided, however, that, after the occurrence of a Change in Control, the Corporation shall not withhold its consent and agreement to any reasonable fee arrangement requested by the Trustee or the Administrator. Such compensation and all expenses of administration of the Trust, including (without limitation) recordkeeping and reasonable counsel fees, shall be withdrawn by the Trustee out of the Trust Fund unless paid by the Corporation in a reasonably timely manner.

                                         IX.

                         ACCOUNTING BY TRUSTEE AFTER FUNDING

         9.1 The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements and all other transactions hereunder, and all accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times by any person designated by the Corporation. Within 90 days after the close of each fiscal year (or such other date as may be agreed upon in writing among the Corporation, the Administrator and the Trustee), and within 120 days after the effective date of the resignation (or other termination of service) of the Trustee, the Trustee shall file with the Corporation and the Administrator a written account of its administration of the Trust during such year (or during the period from the close of the last preceding year to the effective date of such termination of service) setting forth all investments, receipts, disbursements and all other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the effective date of such resignation. Such account may incorporate by reference any and all schedules and other statements setting forth investments, receipts, disbursements and other transactions effected during the period for which such account is rendered which the Trustee has furnished to the Corporation and the Administrator prior to the filing of such account. Each account so filed (and copies of any schedules and statements incorporated therein by reference as aforesaid) shall be open to inspection at the offices of the Corporation during business hours by any Participant (or in the event of any Participant's death, his or her beneficiary) for a period of 60 days immediately following the date on which the accounts are filed with the Corporation. In the absence of the filing in writing with the Trustee by the Corporation or a Participant (or benefici-

ary) of exceptions or objections to any such account within 90 days of the date the accounts are filed with the Corporation and Administrator, the Corporation and all Participants (or their beneficiaries) shall be deemed to have approved such account; and in such case, or upon the signed written approval of the Corporation and all Participants (or beneficiaries) of any such account, the, Trustee shall be released, relieved and discharged with respect to all matters and things set forth in such account as though such account had been settled by the decree of a court of competent jurisdiction.

         9.2 Notwithstanding Article XIV hereof or any approval (or lack of approval) of an account pursuant to Section 9.1 hereof, the Trustee may at any time initiate an action or proceeding for the settlement of its accounts or for the determination of any question of construction which may arise or for instructions.

         9.3 The Trustee will maintain such books, records and accounts as may be necessary for the proper administration of the Trust Fund. The Trustee will at all times maintain (and will provide promptly to the Administrator on an annual basis, no later than April 1 of each year and also upon any written request) a record of each amount delivered by the Corporation to the Trust-ee and each amount paid by the Trustee to a Participant in accordance with a Payment Schedule. On or prior to each May 1 which occurs after the initial transfer of the Required Funding Amount to the Trustee and during the term of this Trust, the Administrator shall deliver to each Participant and the Corporation a current written report (as of the immediately preceding
December 31st) setting forth (a) the present value of such Participant's unpaid Plan Benefits; (b) the aggregate present value of all unpaid Plan Benefits; (c) the aggregate fair market value of the Trust Fund (plus the value of any contributions made by the Corporation within the ninety (90) days immediately following such December 31st, as of the date of any such contribution); and (d) a record of any amounts paid by the Trustee to such Participant (or beneficiary) in accordance with a Payment Schedule.

                                          X.

                                  TRUSTEE PROTECTION

         10.1 The Corporation shall indemnify and hold harmless the Trustee for any action, or failure to take action, in reliance in good faith upon any certification, instruction, direction or approval of the Corporation (or Administrator).

         10.2 The Corporation shall indemnify and hold harmless the Trustee for acting upon any instrument, certificate, or paper believed by it to be genuine and to be signed or presented by the proper person or persons, and the Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.

         10.3 The Trustee shall not be liable for the proper application of any part of the Trust Fund if distributions are made in accordance with the terms of Payment Schedules or other written instructions furnished to the Trustee by the Corporation or Administrator in accordance with this Agreement. All persons dealing with the Trustee are released from inquiry into the decision or authority of the Trustee and from seeing to the application of any moneys, securities or other property paid or delivered to the Trustee.

         10.4 The Trustee shall not be liable hereunder for any loss or diminution of the Trust Fund resulting from any action taken or omitted unless caused by Trustee's gross negligence or willful misconduct.

         10.5 The Corporation shall indemnify and hold harmless on an after-tax basis the Trustee for any liability or expenses, including without limitation reasonable attorney's fees, incurred by the Trustee with respect to keeping records with respect to the administration of the Trust Fund and otherwise carrying out its obligations under this Agreement, other than those resulting from the Trustee's gross negligence or willful misconduct.

         10.6 The duties and obligations of the Trustee acting as Trustee hereunder shall be strictly limited to those expressly imposed upon the Trustee by this Agreement and by the applicable laws of the State of New York. Notwithstanding anything else to the contrary contained herein, the Trustee shall have no duty to review the Plans or Participant Designations, have no responsibility for providing for the proper administration of the Plans, for calculating any Benefits payable to Participants (or beneficiaries), for calculating any contributions required to be made by the Corporation under the Plans or Participant Designations, or for insuring that the provisions of this Agreement are consistent with the provisions of the Plans and Participant Designations.

                                         XI.

                          RESIGNATION OR REMOVAL OF TRUSTEE

         11.1 At any time prior to the occurrence of any Change in Control, the Trustee may be removed by the Corporation on thirty (30) days notice or upon shorter notice accepted by the Trustee. After a Change in Control, the Trustee may be removed by the combined action of the Corporation and Participants (or in the event of the death of a Participant, his or her beneficiaries) then having unpaid Benefits equal to at least sixty-five percent (65%) of all amounts then held in the Trust hereunder on thirty (30) days notice or upon shorter notice accepted by the Trustee. A Trustee may resign at any time (whether before or after a Change in Control) by written notice to the Corporation, which resignation shall be effective ninety (90) days after receipt of such notice by the Corporation unless the Corporation agrees otherwise. Notwithsttanding the foregoing provisions of this Section 11.1, any Trustee which is removed or resigns shall continue to serve until its successor Trustee accepts the appointment and receives delivery of the Trust Fund.

                                         XII.

                           APPOINTMENT OF SUCCESSOR TRUSTEE

         12.1 If notice is given that the Trustee is being removed or is resigning, the Corporation (or, if a Change in Control shall have occurred prior to the effective appointment of a successor Trustee, the Corporation and the Participants (or in the event of the death of a Participant, his or her beneficiaries) then having unpaid Benefits equal to at least sixty-five percent (65%) of all amounts then held in the Trust) shall appoint a successor Trustee hereof prior to the effective date of the Trustee's resignation or removal. The appointment of a successor Trustee shall be by a written instrument delivered to the Trustee then acting hereunder and the successor Trustee being appointed.

         12.2 If notice of resignation or removal has been given, and the applicable notice period has expired without any successor Trustee having been appointed, the Trustee may apply to a court of competent jurisdiction for appointment of a successor bank Trustee having trust powers or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust. Any successor Trustee appointed hereunder shall be a commercial bank which is not an affiliate of the Corporation, but which is a national banking association or is established under the laws of one of the states of the United States.

         12.3 The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee. The new Trustee shall have all the rights, powers and duties of the prior Trustee, including ownership rights in Trust Fund assets.

         12.4 A successor Trustee need not examine the records and acts of any prior Trustee. The successor Trustee shall not be responsible for, and Corporation shall indemnify and defend the successor Trustee from any claim or liability resulting from, any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

         12.5 If the Trustee ceases to act as Trustee and appointment of a successor Trustee is made, all Trust Fund assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within thirty (30) days after the appointment of the successor Trustee becomes effective, unless the Corporation extends the time limit.

                                        XIII.


                               AMENDMENT OR TERMINATION

         13.1 The Trust under this Agreement shall terminate on the date on which the Corporation, with the concurrence of the Administrator, certifies to the Trustee that Participants and their beneficiaries are no longer entitled to Benefits pursuant to the terms of the Plans (all payments of such Benefits having been completed) and the Change in Control Protective Period has expired. Any amendment which purports to terminate the Trust at any earlier date shall be effective only if made in accordance with Section 13.2 or 13.3 hereof. Promptly upon termination of the Trust, any remaining Trust Fund assets shall be paid to the Corporation.

         13.2 Prior to a Change in Control, the Corporation may amend this Agreement (including making an amendment which terminates the Trust), without the consent of the Participants by written instrument executed by the Corporation and approved in writing by the Trustee; provided, however, that the written approval of the Trustee shall not be required for any termination of the Trust.

         13.3 On and after the occurrence of a Change in Control, this Agreement may be amended only by an in-strument in writing signed on behalf of the parties hereto, together with the written consent of Participants (or in the event of their deaths, their beneficiaries) then having unpaid Benefits equal to at least sixty-five percent (65%) of all amounts then held in the Trust; provided, however, that the signature and approval of the Trustee shall not be required for any termination of the Trust or for any amendment required by law. Notwithstanding the foregoing, any such amendment may be made by written agreement of the parties hereto without obtaining the consent of the Participants or their beneficiaries, if such amendment does not adversely affect the rights of the Participants or their beneficiaries hereunder. No amendment made on or after the Change in Control may make the Trust revocable solely by the Corporation.

                                         XIV.

                                     ARBITRATION

         14.1 Except an otherwise provided herein, any dispute between the Participants (or their beneficiaries), the Corporation, the Administrator and/or the Trustee as to the interpretation or application of the provisions of this Agreement, and, after any Change in Control, any question concerning distributions or payments hereunder, shall be determined in Binghamton, New

York, exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Such determination shall be final, conclusive and binding upon the parties. Judgment may be entered on the arbitrator's award in any court of competent jurisdiction. All fees and expenses of such arbitration (including, without limitation, those incurred by the Participants or their beneficiaries) shall be paid by the Corporation, provided that if the Corporation does not promptly pay such fees and expenses, the Trustee may pay such fees and expenses out of the assets of the Trust.

                                         XV.

                                       NOTICES

    Any notice or communication which the Corporation, the Trustee, the Administrator, or a Participant (or Participant's beneficiary) may be required or may desire to give to another entity or individual under any provision of this Agreement shall be: (a) given in writing and personally delivered to, or mailed or delivered by overnight courier service to the address (or addresses) given below for, the entity or individual to whom such notice or communication is directed, or (b) with respect to notices or communications to the Corpora-tion, the Trustee or the Administrator, made by telecopy, delivered or transmitted to the address given below.

To the Corporation:                    New York State Electric & Gas
                                         Corporation
                                       Post Office Box 3607
                                       Binghamton, NY  13902-3607
                                       Attention:  Corporate Secretary

To Trustee:                            Bankers Trust Company
                                       280 Park Avenue
                                       New York, NY
                                       Attention:  Marjorie Greenspan


To Administrator:                      Towers, Perrin, Forster &
                                         Crosby, Inc.
                                       Centre Square East
                                       1500 Market Street
                                       Philadelphia, PA  19102-4790
                                       Attention:  William J. Murdoch, Jr.


To Any Participant
or beneficiary:                        From time to time, as stated on
                                       the Payment Schedule most re
                                       cently delivered to the Trustee.

Any notice which is personally delivered shall be deemed to have been given on the date it is personally delivered. Any notice which is mailed shall be deemed to have been given on the third business day after deposit in the mail, registered or certified mail, postage prepaid and return receipt requested. Any notice which is delivered by overnight courier service shall be deemed to have been given on the business day after deposit with such courier service. Any notice which is transmitted by telex or telecopy shall be deemed to have been given on the day that such notice is transmitted.

         The Corporation, the Trustee, the Administrator, or a Participant (or beneficiary) may change the address to which notices, requests and other communications are to be sent to it, him or her by giving written notice of such address change to the other entities and individuals in conformity with this Article, but such change shall not be effective until notice of such change has been received by the other entities and individuals.

                                         XVI.

                                    MISCELLANEOUS

         16.1 Any provision of this Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

         16.2 Amounts payable to Participants and their beneficiaries under this Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

         IN WITNESS WHEREOF, this instrument has been executed as of the day and year first above written.

                             NEW YORK STATE ELECTRIC & GAS
                             CORPORATION

                             By: /s/ R P Fagan
                                -------------------------
                             Title: Senior Vice President

                             BANKERS TRUST COMPANY,
                             as Trustee

                             By: /s/ [Illegible]
                                --------------------------
                             Title: Vice President

STATE OF NEW YORK  )
                   )ss.:
COUNTY OF TOMPKINS )


         On the 11th day of July, in the year one thousand nine hundred and ninety-four, before me personally came Richard P. Fagan to me known, who being by me duly sworn, did depose and say: that he resides in Dryden, Now York; that he is a Senior Vice President of NEW YORK STATE ELECTRIC & GAS CORPORATION, the corporation described in and which executed the above instrument; and that he signed his name thereto by order of the Board of Directors and said corporation.

                             /s/ Renee C. Neiderman
                             --------------------------------
                                  Notary Public


                             RENEE C. NEIDERMAN
                             Notary Public, State of New York
                             Qualified in Cortland Co. 4682541
                             My Commission Expires November 30, 1994